Exhibit 4.4

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is made as of September 30, 2004, by and among (i) ACA Capital Holdings, Inc., a Delaware corporation (the “Company”), (ii) BSMB/ACA LLC, a Delaware limited liability company (together with its successors and assigns, “BSMB”), and (iii) the other persons from time to time signatories hereto (the “Other Holders”). BSMB and the Other Holders are collectively referred to as the “Stockholders” and individually as a “Stockholder.” Unless otherwise specified herein, all of the capitalized terms used herein are defined in Section 10 hereof.

WHEREAS, BSMB has acquired the number of shares. of the Company’s Series B Senior Convertible Preferred Stock, par value $0.10 (the “Series B Preferred Stock”), set forth opposite its name on the Schedule of Stockholders, pursuant to that certain Stock Purchase Agreement, dated as of July 22, 2004, by and between BSMB and the Company (as amended, the “Purchase Agreement”);

WHEREAS, the Other Holders own the type and number of shares of Series B Preferred Stock and shares of the Company’s Senior Convertible Preferred Stock, Convertible Preference Stock and Common Stock, as applicable, as set forth opposite their names on the Schedule of Stockholders; and

WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company’s board of directors (the “Board”) and (ii) limiting the manner and terms by which the Stockholder Shares may be Transferred. The execution and delivery of this Agreement is a condition to BSMB’s purchase of shares of Series B Preferred Stock pursuant to the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.     Board of Directors.

(a)           From and after the Closing (as defined in the Purchase Agreement) and until the provisions of this Section 1 cease to be effective at any meeting of stockholders of the Company and any adjournment or postponement thereof, however called, and in any action by written consent, each Stockholder shall vote or cause to be voted all of its Stockholder Shares which are entitled to vote and shall take all other necessary or desirable actions within its control in its capacity as a stockholder (including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

(i)            the following individuals shall be elected to the Board:

(A)          two members of the Company’s senior management (the “Executive Directors”); one Executive Director shall be the Company’s Chief

Executive Officer (the “CEO”) and the other Executive Director shall be a member of the Company’s executive management team who shall be nominated by the CEO. The Executive Directors shall initially be Alan S. Roseman and Edward U. Gilpin;

(B)           so long as BSMB and its Affiliates hold 10 percent or more of the Series B Preferred Stock that BSMB acquired on the date hereof pursuant to the provisions of the Purchase Agreement and/or any shares of Common Stock issued upon conversion of such Series B Preferred Stock (collectively, the “Original Shares”), one representative nominated by BSMB (each director designated by BSMB pursuant to this clause (B) and clauses (C) and (D) below, a “BSMB Director”);

(C)           so long as BSMB and its Affiliates hold 25 percent or more of the Original Shares, a second BSMB Director nominated by BSMB;

(D)          so long as BSMB and its Affiliates hold 50 percent or more of the Original Shares, a third BSMB Director nominated by BSMB. Two of the three BSMB Directors shall initially be David E. King and Robert Juneja;

(E)           two representatives nominated by BSMB and approved by a majority of the Board (the “Independent Directors”); provided that such representatives shall not be (i) members of the Company’s management, (ii) employees or officers of the Company or any of its Subsidiaries, (iii) employees or officers of any Stockholder or any Affiliate of any Stockholder, or (iv) employees or officers of The Bear Stearns Companies Inc. or any of its Subsidiaries, except, in the case of clauses (iii) and (iv) above, with the consent of a majority of the directors of the Board (other than the BSMB Directors);

(F)           so long as Stephens Group, Inc. holds 10 percent or more of the Common Stock Outstanding, one representative nominated by Stephens Group, Inc., who initially shall be Warren Stephens;

(G)           so long as Chestnut Hill ACA, LLC (“Chestnut”) holds 10 percent or more of the Common Stock Outstanding, one representative nominated by Chestnut, who initially shall be John Berylson; and

(H)          so long as Third Avenue Trust holds 10 percent or more of the Common Stock Outstanding, one representative nominated by Third Avenue Trust, who initially shall be David Barse;

(ii)           the chairman of the Board shall be an individual nominated by BSMB;

(iii)          the composition of the board of directors (and the number of votes to which each director is entitled) of ACA Financial Guaranty Corporation, a Maryland corporation, and any other Subsidiary of the Company that BSMB may hereafter

2

reasonably designate by written notice to the Stockholders and the Board (each, a “Sub Board”), shall be the same as that of the Board unless prohibited by applicable law or regulation, in which case the composition of such Sub Board (and the number of votes to which each director is entitled) shall be as otherwise selected by vote of the Board or as otherwise required by applicable law or regulation, but shall include at least one BSMB Director unless BSMB otherwise consents;

(iv)          the composition of any committee of the Board or any Sub Board shall not exceed three members and shall include at least one BSMB Director;

(v)           the Company shall have an audit committee and a compensation committee, each consisting of three members, one of whom shall be a BSMB Director;

(vi)          a representative to the Board or a Sub Board nominated by a Stockholder (or Stockholders) pursuant to the terms of this Section 1(a) may be removed from the Board or such Sub Board (with or without cause) only in accordance with the Company’s or such Subsidiary’s bylaws and only upon such Stockholder’s (or such Stockholders’) written request; provided that nothing in this Agreement shall be construed to impair any rights that the Stockholder (or Stockholders) may have to remove any director for cause; provided, further, that (1) notwithstanding the foregoing, if the holders of a majority in voting power of the Series B Preferred Stock then outstanding approve a Sale of the Company and deliver written notice to the holders of Stockholders Shares invoking the provisions of Section 5, then the holders of a majority in voting power of the Series B Preferred Stock may elect to have removed from the Board (with or without cause) any director, and may then nominate a replacement for such removed director, and each Stockholder shall vote or cause to be voted all of its Stockholder Shares which are entitled to vote and shall take all other necessary or desirable actions, within its control in its capacity as a stockholder (including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that any such director is removed and the nominated replacement is elected to replace such removed director; (2) each such removed director shall have the same observer rights as set forth in Section 1(c) until the consummation of such Sale of the Company; and (3) in the event a Sale of the Company is not consummated, each removed director shall be reinstated and the replacement directors shall be removed from the Board;

(vii)         in the event that any representative nominated (or subject to approval) hereunder by any Stockholder (or Stockholders) ceases to serve as a member of the Board, a Sub Board or a committee during such representative’s term of office (whether due to resignation, removal or otherwise), the resulting vacancy on the Board or the Sub Board shall be filled by a representative nominated (and approved) by the Stockholder(s) originally entitled to nominate (or approve) such director pursuant to Section 1(a)(i), subject to the last proviso in (vi) above;

3

(viii)        if any party fails to nominate a representative to fill a directorship pursuant to the terms of this Section 1, neither the Board nor the Stockholders may elect, and the Stockholders shall not vote to elect, any person to fill such vacant directorship without the prior written consent of the Stockholder(s) originally entitled to nominate (or approve) such director pursuant to Section 1, subject to the last proviso in (vi) above; and

(ix)           the bylaws of the Company and of each Subsidiary of the Company that BSMB may reasonably designate shall provide that, except as otherwise provided by law, no quorum shall exist at any meeting of the Board or any Sub Board unless a majority of the directors of such board of directors is present at such meeting.

(b)           The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board, any Sub Board and any committee thereof. In addition, the Company may pay any Independent Director an annual fee and a fee for each meeting of the Board, any Sub Board or any committee thereof attended by such director.

(c)           So long as each of (i) BSMB and its Affiliates hold 10 percent or more of the Common Stock Outstanding and (ii) AEGON, N.V. and its Affiliates (including, without limitation, Life Investors Insurance Company of America and Transamerica Life Insurance Company) hold five percent or more of the Common Stock Outstanding, such Stockholder shall have the right to designate one natural Person (each, a “Board Observer”) to attend (in person or telephonically, at such Person’s option) each meeting of the Board and any committee of the Board; provided that such Stockholder will notify the Company from time to time of the identity of its Board Observer and such Board Observer’s address (including facsimile number and email address) for notice and other communications; provided, further, that such Board Observer may be excluded from any such meeting to the extent that the Board determines in good faith that such exclusion is required to preserve any evidentiary privilege or any portion of any such meeting during which the respective interests of the Company and its Subsidiaries and those of such Stockholder in question, as to the matter(s) to be discussed or actions to be taken during such portion of such meeting, conflict (in the good faith judgment of the Board). The Company will send, or cause to be sent, to such Stockholder the notice of the time and place of any such meeting in the same manner and at the same time as notice is sent to the members of the Board or any committee of the Board. The Company shall also provide, or cause to be provided, to such Stockholder copies of all notices, reports, minutes and other documents and materials at the same time and in the same manner as they are provided to the members of the Board or any committee of the Board; provided that the failure to deliver or make available one or more of the items described in this sentence or the preceding sentence will have no impact on the validity of any action taken by the Board or any committee of the Board. If the Company proposes to take any action by written consent in lieu of a meeting of the Board or any committee of the Board, the Company shall give a copy thereof to such Stockholder within five business days following the effective date of such consent; provided that the failure to deliver or make available one or more of the items described in this sentence will have no impact on the validity of any action taken by ‘ the Board or any committee of the Board.

4

2.     Irrevocable Proxy. In order to secure each Employee’s obligation to vote such Employee’s Stockholder Shares and other voting securities of the Company in accordance with the provisions of Sections 1 and 5, each Employee hereby constitutes and appoints BSMB as such Employee’s true and lawful proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote, or cause to be voted, all of such Stockholder’s Stockholder Shares and other voting securities of the Company for the election and/or removal of directors and all such other matters as expressly provided for in Sections 1 and 5. BSMB may exercise the irrevocable proxy granted to it hereunder at any time any Employee fails to comply with the provisions of Section 1 or 5. Each Employee hereby revokes all other proxies and powers of attorney with respect to such Employee’s Stockholder Shares. The proxies and powers granted by each Employee pursuant to this Section 2 are coupled with an interest and are given to secure the performance of each Employee’s obligations to the other Stockholders under this Agreement. Such proxies and powers shall be irrevocable except, only with respect to the obligations of Section 5, such time as set forth in Section 5(g), and shall survive the death, incompetency, disability, bankruptcy of such Employee and the subsequent holders of such Employee’s Stockholder Shares.

3.     Representations and Warranties. Each Stockholder represents and warrants that (i) such Stockholder is the record owner of the type, class or series, and number of Stockholder Shares set forth opposite its name on the Schedule of Stockholders attached hereto, free and clear of all liens and encumbrances, (ii) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and (iii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Stockholder Shares shall grant any proxy or become a party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No person executing this Agreement who is or becomes during the term hereof a director of the Company makes any agreement or understanding herein in his or her capacity as such director. Each Stockholder signs solely in his or her capacity as the record and beneficial owner of such Stockholder Shares.

4.     Restrictions on Transfer of Stockholder Shares.

(a)           Transfer of Stockholder Shares.

(i)            No holder of Stockholder Shares shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law, including by way of merger or consolidation) any interest in its Stockholder Shares (a “Transfer”), except pursuant to the provisions of this Section 4 or Section 5 or pursuant to a Public Offering. No Stockholder shall consummate any Transfer (other than pursuant to a Sale of the Company or a Public Offering) until 30 days after the later of the delivery to the Company and the Offerees (as defined below) of such Stockholder’s Offer Notice or Sale Notice (if any), unless the parties to the Transfer have been finally determined pursuant to this Section 4 prior to the expiration of such 30-day period (the “Election Period”).

5

(ii)           Without limiting the generality of Section 4(a)(i), no Employee shall Transfer any Stockholder Shares held by such Employee on the date hereof or hereafter acquired, except pursuant to a Sale of the Company or a Public Offering; provided that nothing contained in this Section 4(a)(ii) shall prohibit any Employee from transferring Stockholder Shares as permitted by Section 4(c) or 4(d).

(b)           First Refusal Right. At least 30 days prior to making any Transfer of any Stockholder Shares (other than pursuant to a Sale of the Company or a Public Offering), the transferring Stockholder (the “Transferring Stockholder”) shall deliver a written notice (an “Offer Notice”) to the Company and to the holders of the Series B Preferred Stock (the “Offerees”). The Offer Notice shall disclose in reasonable detail the proposed type, class or series, and number of Stockholder Shares to be transferred, the proposed terms and conditions of the Transfer and the identity, background and ownership (if applicable) of the prospective transferee(s), and the Offer Notice shall constitute an irrevocable binding offer to sell the Stockholder Shares to the Offerees on such terms and conditions. Each Offeree may elect to purchase all or any portion of the Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder as soon as practical, but in any event within 20 days after delivery of the Offer Notice. If more than one Offeree has elected to purchase the Stockholder Shares specified in the Offer Notice, the number of Stockholder Shares subject to each such agreement shall be proportionate to such Offerees’ relative Pro Rata Share (but in no event will an Offeree be obligated to purchase more than the number of Stockholder Shares specified in its election notice), or on such other basis as such Offerees shall agree. If any one or more Offerees have elected to purchase any Stockholder Shares specified in the Offer Notice, the sale of such Stockholder Shares shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Stockholder, but in any event within 45 days after the expiration of the Election Period, subject to any required regulatory approvals. To the extent that the Offerees have not elected to purchase all of the Stockholder Shares being offered, the Transferring Stockholder may, within 90 days after the expiration of the Election Period and subject to the provisions of Section 4(c) below, transfer such Stockholder Shares to the Person or group of Persons identified in the Offer Notice, at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable to the transferees thereof than offered to the Offerees in the Offer Notice. Any Stockholder Shares not transferred within such 90-day period shall be reoffered to the Offerees under this Section 4(b) prior to any subsequent Transfer. The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction or in installments over time, and no Stockholder Shares may be subject to a pledge. Each Stockholder’s “Pro Rata Share” shall be based upon such Stockholder’s proportionate ownership of all shares of Series B Preferred Stock owned by Stockholders other than the Transferring Stockholder.

(c)           Participation Rights.

(i)            At least 30 days prior to any Transfer (other than pursuant to a Public Offering or a Transfer to the Offerees pursuant to Section 4(b)) of Stockholder Shares constituting more than 50 percent of the then outstanding Common Stock Equivalents, the Stockholder or group of Stockholders making such Transfer (the

6

“Section 4(c) Transferring Stockholder”) shall deliver a written notice (the “Sale Notice”) to the Company and the other Stockholders (the “Participating Stockholders”), specifying in reasonable detail the identity, background and ownership (if applicable) of the prospective transferee(s), the type, class or series, and number of shares to be transferred and the terms and conditions of the Transfer (which notice may be the same notice and given at the same time as the Offer Notice under Section 4(b)).

(ii)           The Participating Stockholders may elect to participate in the contemplated Transfer at the same price per Common Stock Equivalent and on the same terms by delivering written notice to the Section 4(c) Transferring Stockholder within 20 days after delivery of the Sale Notice. If any Participating Stockholder has elected to participate in such Transfer, each of the Section 4(c) Transferring Stockholder and the Participating Stockholders will be entitled to include in the contemplated Transfer, subject to Section 4(c)(iii), the number of Common Stock Equivalents equal to the product of (i) the quotient determined by dividing (x) the number of Common Stock Equivalents held by such Person by (y) the aggregate number of Common Stock Equivalents held by such Section 4(c) Transferring Stockholder and the Participating Stockholders and (ii) the aggregate number of Common Stock Equivalents to be Transferred in the contemplated Transfer. Any of the Participating Stockholders may elect to sell in any Transfer contemplated under this Section 4(c) a lesser number of Common Stock Equivalents than such Participating Stockholder is entitled to sell hereunder, in which case the Section 4(c) Transferring Stockholder shall have the right to sell an additional number of Common Stock Equivalents in such Transfer equal to the number that such Participating Stockholder has elected not to sell.

(iii)          If the Section 4(c) Transferring Stockholder contemplates Transferring Stockholder Shares (other than shares of Common Stock) for a price per share that is less than the conversion price then in effect for such Stockholder Shares, then no Participating Stockholder shall be entitled to include in the proposed Transfer any Stockholder Shares that are junior in right of payment to such Stockholder Shares.

(iv)          Each Section 4(c) Transferring Stockholder shall use reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Participating Stockholders in any contemplated Transfer, and no Section 4(c) Transferring Stockholder shall transfer any of its Stockholder Shares to any prospective transferee if such prospective transferee(s) declines to allow the participation of the Participating Stockholders. Each Participating Stockholder shall pay its pro rata share (based upon the consideration received upon such Transfer) of the expenses incurred by the Stockholders in connection with such transfer and shall be obligated to join on a pro rata basis (based upon the consideration received upon such Transfer)

7

in any indemnification or other obligations that the Section 4(c) Transferring Stockholder agrees to provide in connection with such transfer (other than any such obligations that relate specifically to a particular Stockholder such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder’s title to and ownership of Stockholder Shares; provided that no holder shall be obligated in connection with such Transfer to agree to indemnify or hold harmless the transferees with respect to an amount in excess of the net cash proceeds paid to such holder in connection with such Transfer)

(d)           Permitted Transfers. The restrictions set forth in this Section 4 shall not apply with respect to any Transfer of Stockholder Shares by any Stockholder (i) in the case of an Employee or an Other Holder that is a natural person, by will or pursuant to applicable laws of descent and distribution or among such Employee’s or Other Holder’s, as applicable, Family Group, (ii), in the case of BSMB or an Other Holder that is not a natural person, among its Affiliates, or (iii) in the case of Insurance Partners, L.P., Insurance Partners Offshore (Bermuda), L.P. and IP/MCLP, L.L.C. (each, an “IP Entity”), a Transfer of all or a portion of such IP Entity’s Stockholder Shares (A) to any holder of an equity interest in an IP Entity or to a liquidating trust if such Transfer is effected upon dissolution of such IP Entity or as a distribution to such holder required by the partnership agreement or limited liability company agreement in respect of such IP Entity; or (B) to a limited partnership entity of which an IP Entity is the sole general partner or to a limited liability company of which an IP Entity is the sole managing member ((i), (ii) and (iii) above are collectively referred to herein as “Permitted Transferees”); provided that the restrictions contained in this Section 4 shall continue to be applicable to the Stockholder Shares after any such Transfer and provided further that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement affecting the Stockholder Shares so transferred. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee.

(e)           This Section 4 shall terminate and cease to be effective upon the earlier to occur of the consummation of (i) a Sale of the Company pursuant to Section 5 or (ii) a Qualified Public Offering.

5.     Sale of the Company.

(a)           If the holders of a majority in voting power of the Series B Preferred Stock then outstanding approve a Sale of the Company and deliver written notice to the holders of Stockholders Shares invoking the provisions of this Section 5 (any such sale, an “Approved Sale”), the holders of Stockholders Shares shall consent to, vote in favor of and raise no objections against the Approved Sale; provided, however, that if the definitive sale agreement governing an Approved Sale is entered into prior to the 18-month anniversary of the date hereof, then, unless a majority of the Board approves such Approved Sale (prior to the removal of any director pursuant to the second proviso of Section 1(a)(vi)) or unless Standard & Poor’s Rating Group, a division of McGraw-Hill Companies (“S&P”), shall have downgraded the A financial strength, corporate credit or financial enhancement rating of ACA Financial Guaranty Corporation (or shall have ceased rating ACA Financial Guaranty Corporation), the aggregate price per Common Stock Equivalent received in such an Approved Sale shall be not less than the Company’s Book Value Per Share as at the end of the most recently completed fiscal quarter for which the Company’s financial statements have been completed at the time such sale or similar agreement is executed.

8

(b)           If the Approved Sale is structured as (i) a merger or consolidation, each holder of Stockholder Shares shall vote or cause to be voted such holder’s Stockholder Shares to approve such merger or consolidation, whether by written consent or at a stockholders meeting (as requested by the holders of a majority in voting power of the outstanding Series B Preferred Stock) and waive all dissenter’s rights, appraisal rights and similar rights in connection with such merger or consolidation, (ii) a sale of stock, then each holder of Stockholder Shares shall agree to sell, and shall sell, all of such holder’s Stockholder Shares and rights to acquire Stockholder Shares on the terms and conditions so approved by the holders of a majority in voting power of the outstanding Series B Preferred Stock or (iii) a sale of assets, each holder of Stockholder Shares shall vote or cause to be voted its Stockholder Shares to approve such sale and any subsequent liquidation of the Company or other distribution of the proceeds therefrom, whether by written consent or at a stockholders meeting (as requested by the holders of a majority in, voting power of the outstanding Series B Preferred Stock).

(c)           In furtherance of the foregoing, (i) each holder of Stockholder Shares shall take, with respect to such holder’s Stockholder Shares, all necessary or desirable actions reasonably requested by the holders of a majority in voting power of the outstanding Series B Preferred Stock in connection with the consummation of the Approved Sale and (ii) each holder of Stockholder Shares shall make the same representations, warranties, indemnities and agreements as each other holder, including, without limitation, voting to approve such transaction and executing the applicable purchase agreement and related documents, except that (A) each holder of Stockholder Shares shall be obligated only to (1) make representations and warranties with respect to such holder’s title to and ownership of the Stockholder Shares actually Transferred in such Approved Sale, authorization, execution and delivery of relevant documents by such Stockholder, enforceability of relevant agreements against such holder and other matters relating to such holder, (2) enter into covenants in respect of a Transfer of such holder’s  Stockholder Shares in connection with such Approved Sale and (3) enter into indemnification obligations with respect to the foregoing, in each case, to the extent that each other holder is similarly obligated, but no Stockholder shall be obligated to enter into indemnification obligations with respect to any of the foregoing with respect to such other holder or such other holder’s Stockholder Shares, and (B) in no event shall any Stockholder be liable in respect of any indemnity obligations with respect to such holder and the Company and its Subsidiaries in general pursuant to any Approved Sale in an aggregate amount in excess of the total consideration payable to such holder in such Approved Sale.

(d)           The obligations of the holders of Stockholder Shares with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Stockholder Shares, to the extent it is receiving any consideration, will receive the same form of consideration as each other holder of Stockholder Shares, and the aggregate consideration will be distributed, as between the different classes or series of Stockholder Shares, based on the rights and preferences set forth in the Company’s Certificate of Incorporation as in effect immediately prior to such Approved Sale, and as between holders of Stockholder Shares of a particular class or series, ratably based on the Stockholder Shares of such class or series actually Transferred in the Approved Sale; (ii) if any holders of a series or class of Stockholder Shares are given an option as to the form and amount of consideration to be received, each holder of such series or class of Stockholder Shares will be

9

given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of Stockholder Shares will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Stockholder Shares. Each Stockholder acknowledges that, depending upon the aggregate consideration to be distributed in connection with the Approved Sale, certain classes or series of Stockholder Shares may receive less consideration per Common Stock Equivalent than other classes or series of Stockholder Shares, and certain classes or series may receive no consideration in the Approved Sale.

(e)           If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the United States Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Stockholder Shares shall, at the request of the Company, appoint a “purchaser representative” (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Stockholder Shares appoints a purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative. However, if any holder of Stockholder Shares declines to appoint the purchaser representative designated by the Company, such holder shall appoint another purchaser representative (reasonably acceptable to the Company), and such holder shall be responsible for the fees of the purchaser representative so appointed.

(f)            Except as expressly set forth in Section 5(e), in connection with an Approved Sale, the Company shall reimburse each of the Stockholders for its reasonable out-of-pocket costs and expenses (including the fees and expenses of one counsel selected by the holders of a majority in voting power of the Series B Preferred Stock then outstanding) incurred in connection with such Approved Sale, regardless of whether the transaction intended to be an Approved Sale is consummated.

(g)           This Section 5 shall terminate and cease to be effective upon the earlier to occur of the consummation of (i) a Sale of the Company pursuant to this Section 5 or (ii) a Qualified Public Offering.

6.     Legend. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares (if such shares remain Stockholder Shares after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS

10

AND CONDITIONS ON TRANSFER, AS SET FORTH IN A STOCKHOLDERS AGREEMENT, DATED AS OF SEPTEMBER 30, 2004, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS, AS MAY BE AMENDED, AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH STOCKHOLDERS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding as of the date hereof, and the Stockholders shall surrender their stock certificates to the Company for such purpose. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares as provided in the definition of such term in Section 10 hereof.

7.     Transfer. Prior to Transferring any Stockholder Shares (other than pursuant to a Sale of the Company or a Public Offering) to any Person, the transferring holder of Stockholder Shares shall cause the prospective transferee to be bound by the terms and conditions of this Agreement and to execute and deliver to the Company and the other holders of Stockholder Shares a counterpart of this Agreement.

8.     Repurchase Upon Termination of Employment.

(a)           If an Employee ceases to be employed by the Company and its Subsidiaries (a “Termination”), the capital stock of the Company held by such Employee or one or more of such Employee’s transferees permitted by Section 4(d) (the “Repurchase Shares”) shall be subject to repurchase by the Company pursuant to the terms and conditions set forth in this Section 8 (the “Repurchase Option”).

(b)           The Board may elect to purchase all or any portion of the Repurchase Shares by delivering written notice (the “Repurchase Notice”) to the holder or holders of the Repurchase Shares within 90 days after the date of Termination. The Repurchase Notice shall set forth the number of Repurchase Shares to be acquired from each holder of Repurchase Shares, the aggregate consideration to be paid for such number of Repurchase Shares and the time and place for the closing of the transaction. The number of Repurchase Shares to be repurchased by the Company shall first be satisfied to the extent possible from the Repurchase Shares held by the Employee at the time of delivery of the Repurchase Notice. If the number of Repurchase Shares then held by the Employee is less than the total number of Repurchase Shares the Company has elected to purchase, the Company shall purchase the remaining Repurchase Shares elected to be purchased from the other holder(s) of Repurchase Shares, pro rata according to the number of Repurchase Shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole share).

(c)           Except as set forth in Section 8(e), the purchase price for the Repurchase Shares shall be their Fair Market Value as of the end of the fiscal quarter immediately preceding

11

the date of Termination. The “Fair Market Value” of any Repurchase Share shall be equal to the amount which the holder thereof would receive if the Company were to (i) sell for cash all its assets at fair market value on the date of determination (as determined by the Board in good faith), (ii) satisfy all its liabilities and (iii) then liquidate.

(d)           The closing of the purchase of the Repurchase Shares pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than 60 days nor less than five days after the delivery of the Repurchase Notice. The Company shall pay for the Repurchase Shares to be purchased pursuant to the Repurchase Option by delivery of, at the Company’s option, (i) a check or wire transfer of funds, (ii) a subordinate note or notes payable in up to three equal annual installments beginning on the first anniversary of the closing of such purchase and bearing interest (payable semi-annually) at a rate per annum equal to the prime rate announced from time to time by the JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City or (iii) both (i) and (ii), in the aggregate amount of the purchase price for such Repurchase Shares; provided that the Company shall use reasonable efforts to make all such repurchases with a check or wire transfer of funds. Any notes issued by the Company pursuant to this Section 8(d) shall be subject to any restrictive covenants to which the Company is subject at the time of such purchase. The Company shall be entitled to receive customary representations and warranties from the sellers regarding such sale of Repurchase Shares (including representations and warranties regarding good title to such Repurchase Shares, free and clear of any liens or encumbrances).

(e)           Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Repurchase Shares by the Company shall be subject to applicable restrictions contained in the General Corporation Law of the State of Delaware and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If, prior to a Public Offering, any such restrictions prohibit the repurchase of Repurchase Shares hereunder which the Company is otherwise entitled to make, the time periods provided in this Section 8 shall be suspended, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions; provided that in such event the purchase price shall be the Fair Market Value for such Repurchase Shares as of the date on which the Company may first make such repurchases.

9.     Consent of Spouse. If a Stockholder who is a natural person is married on the date of this Agreement, such Stockholder shall obtain from such Stockholder’s spouse an executed spousal consent, evidencing the spouse’s acknowledgment of and consent to the existence and binding effect of all restrictions contained in this Agreement in the form of Exhibit A hereto (“Consent of Spouse”) and effective on the date hereof. Such consent shall not be deemed to confer or convey to the spouse any rights in the Stockholder’s securities that do not otherwise exist by operation of law or by agreement of the parties hereto. If a Stockholder should marry or remarry subsequent to the date of this Agreement, such Stockholder shall within 30 days thereafter obtain a Consent of Spouse from such Stockholder’s new spouse.

10.   Definitions.

“Affiliate” of any Person is any other Person controlled by, controlling or under common control with such Person and, in the case of any Stockholder that is a partnership or

12

limited liability company, any partner or member of such Stockholder (provided that the Company shall not be deemed to be an Affiliate of any Stockholder).

“Agreement” has the meaning set forth in the preamble.

“Approved Sale” has the meaning set forth in Section 5(a).

“Board” has the meaning set forth in the recitals.

“BSMB” has the meaning set forth in the preamble.

“BSMB Directors” has the meaning set forth in Section 1(a)(i)(B).

“Book Value Per Share” shall mean the book value of the Company and its consolidated Subsidiaries determined in accordance with GAAP, less accumulated other comprehensive income (loss) as determined in accordance with Financial Accounting Standards Board Statement No. 115, divided by the total number of outstanding Common Stock Equivalents.

“CEO” has the meaning set forth in Section 1(a)(i)(A).

“Common Stock” means the Company’s Common Stock, par value $0.10 per share.

“Common Stock Equivalents” means, at any time, without duplication, the sum of (i) the aggregate number of shares of Common Stock outstanding at such time, (ii) the aggregate number of shares of Common Stock issuable assuming conversion at such time of the Convertible Preference Stock, the Senior Convertible Preferred Stock, the Series B Preferred Stock and any other capital stock of the Company, (iii) the aggregate number of shares of Common Stock deemed to be outstanding at such time under subparagraphs 4.7.7(b)(1) to (9), inclusive, of the Company’s Certificate of Incorporation, and (iv) the aggregate number of shares of Common Stock at such time issuable upon exercise of any options, warrants or rights as determined in accordance with the treasury stock method as provided under Financial Accounting Standards Board Statement No. 128.

“Common Stock Outstanding” means, at any time, without duplication, the sum of (i) the aggregate number of shares of Common Stock outstanding at such time and (ii) the aggregate number of shares of Common Stock issuable assuming conversion at such time of the Convertible Preference Stock, the Senior Convertible Preferred Stock, the Series B Preferred Stock and any other capital stock of the Company (but not including any shares of Common Stock issuable upon exercise of any options, warrants or other similar rights).

“Company” has the meaning set forth in the preamble.

“Convertible Preference Stock” means the Company’s Convertible Preference Stock, par value $0.10 per share.

13

“Election Period” has the meaning set forth in Section 4(a)(i).

“Employee” means each current or former employee of the Company or any of its Subsidiaries who holds Stockholder Shares and is or after the date hereof becomes a signatory hereto.

“Executive Directors” has the meaning set forth in Section l(a)(i)(A).

“Family Group” means, with respect to any Person, such Person’s spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such Person and/or such Person’s spouse and/or descendants.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Independent Directors” has the meaning set forth in Section 1(a)(i)(E).

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, (i) does not own in excess of five percent of the Common Stock Equivalents (a “5% Owner”), (ii) is not controlling, controlled by or under common control with any such 5% Owner and (iii) is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

“IP Entity” has the meaning set forth in Section 4(d).

“Offer Notice” has the meaning set forth in Section 4(b).

“Offerees” has the meaning set forth in Section 4(b).

“Participating Stockholders” has the meaning set forth in Section 4(c).

“Permitted Transferees” has the meaning set forth in Section 4(d).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Pro Rata Share” has the meaning set forth in Section 4(b).

“Public Offering” means a public offering and sale of shares of the Company’s Common Stock pursuant to an effective registration statement (other than on Form S-4 or S-8 or their equivalent) filed under the Securities Act.

“Purchase Agreement” has the meaning set forth in the preamble.

“Qualified Public Offering” means an underwritten Public Offering (to be managed by an underwriter or underwriters of recognized national standing) resulting in net

14

proceeds to the Company and/or the selling Company stockholders of, at least $100 million; provided that a Qualified Public Offering shall not include a Public Offering made in connection with a business acquisition or combination or an employee benefit plan.

“Sale of the Company” means (i) the sale of all or substantially all of the Company’s assets determined on a consolidated basis to an Independent Third Party or group of Independent Third Parties, (ii) the sale of capital stock of the Company representing at least a majority of the Common Stock Equivalents (including all of the Stockholder Shares) to an Independent Third Party or group of Independent Third Parties, or (iii) the merger or consolidation of the Company with or into any entity (whether or not the Company is the surviving company in such merger or consolidation) which results in an Independent Third Party or group of Independent Third Parties holding capital stock of the surviving or continuing entity possessing more than 50% of the voting power of the surviving or continuing entity.

“Sale Notice” has the meaning set forth in Section 4(c).

“Section 4(c) Transferring Stockholder” has the meaning set forth in Section 4(c).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Senior Convertible Preferred Stock” means the Company’s Senior Convertible Preferred Stock, par value $0.10 per share.

“Series B Preferred Stock” has the meaning set forth in the recitals.

“Stockholder Shares” means (i) any capital stock of the Company purchased or otherwise acquired by any Stockholder (including, without limitation, any Series B Preferred Stock, Senior Convertible Preferred Stock, Convertible Preference Stock or Common Stock), (ii) any capital stock or other equity securities of the Company issued or issuable directly or indirectly with respect to the capital stock described in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of any class or series of capital stock of the Company held by a Stockholder; provided that Stockholder Shares shall not include options to acquire Common Stock issued pursuant to the Amended and Restated 2004 Stock Incentive Plan of the Company, dated as of the date hereof. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker on a securities exchange or in the over-the-counter market pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

“Stockholders” has the meaning set forth in the preamble.

“Sub Board” has the meaning set forth in Section 1(a)(iii).

“Subsidiary means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority

15

of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. In no event shall the entities that are the special purpose vehicles of the collateral debt obligations originated by the Company and its Subsidiaries be deemed “Subsidiaries” of the Company for the purposes of this Agreement.

“Transfer” has the meaning set forth in Section 4(a)(i).

“Transferring Stockholder” has the meaning set forth in Section 4(b).

11.   Transfers in Violation of Agreement. Any Transferor attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

12.   Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the holders of Stockholder Shares unless such modification, amendment or waiver is approved in writing by the Company, the holders of at least a majority of the Stockholder Shares (voting together as a single class, on an as-converted basis) and the holders of a majority of the Series B Preferred Stock. The failure of any party hereto to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party hereto thereafter to enforce each and every provision of this Agreement in accordance with its terms.

13.   Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

14.   Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the

16

subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

15.   Successors and Assigns; No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares. This Agreement is not intended to confer upon any other Person any rights or remedies hereunder.

16.   Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

17. Remedies. The Company, BSMB and the Other Holders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to other rights and remedies hereunder, the Company, BSMB or any Other Holder shall be entitled to specific performance and/or injunctive or other equitable relief (without posting a bond or other security) from any court of law or equity of competent jurisdiction in order to enforce or prevent any violation of the provisions of this Agreement.

18. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or sent via facsimile or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, when sent via facsimile (as evidenced by a printed confirmation) if sent prior to 5:00 p.m. (local time of recipient) on a Business Day or, if not, the next succeeding Business Day), three Business Days after deposit in the U.S. mail and one Business Day after deposit with a reputable overnight courier service. The Company’s address is:

ACA Capital Holdings, Inc.
140 Broadway
New York, New York 10004
Attention: General Counsel
Tel.:        212-375-2048
Fax:         212-375-2302

with copies, which shall not constitute notice, to:

17

Bear Stearns. Merchant Banking
c/o Bear Stearns Merchant Manager II, LLC
c/o Bear, Stearns & Co. Inc.
383 Madison Avenue, 40th Floor
New York, New York 10179
Attention:   David E. King
Tel.:      212-272-2000
Fax:      212-272-7425

and

Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022
Attention:   Frederick Tanne and Michael A. Brosse
Tel.:      212-446-4800
Fax:      212-446-6460

19.   Governing Law; Jurisdiction. The law of the State of Delaware shall govern this Agreement, without giving effect to any choice of law or conflict of law rules. The parties hereto hereby irrevocably and unconditionally submit to the nonexclusive jurisdiction of any State or Federal court sitting in Delaware over any suit, action or proceeding arising out of or relating to this Agreement. The parties hereby agree that service of any process, summons, notice or document by United States registered mail addressed to any such party at the address set forth in, or in accordance with, Section 18 hereof, shall be effective service of process for any action, suit or proceeding brought against a party in any such court. The parties hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon any party and may be enforced in any other courts to whose jurisdiction any party is or may be subject, by suit upon such judgment.

20. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

21. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

22. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

18

23.   Mutual Waiver of Jury Trial. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (WITH EACH PARTY HAVING HAD OPPORTUNITY TO CONSULT COUNSEL), EACH PARTY HERETO EXPRESSLY AND IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR LEGAL PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, AND ANY LAWSUIT OR LEGAL PROCEEDING RELATING TO OR ARISING IN ANY WAY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

*              *              *              *              *

19

SIGNATURE PAGES TO STOCKHOLDERS AGREEMENT

                IN WITNESS WHEREOF, the. parties hereto have executed this Agreement on the day and year first above written.

ACA CAPITAL HOLDINGS, INC.

By:	/s/ Alan S. Roseman
Name:	Alan S. Roseman
Title:	Chief Executive Officer

BSMB/ACA LLC

By: Bear Stearns Merchant Manager II, LLC, its Manager

By: JDH Management LLC, its Manager

By:
Name:
Title:

STEPHENS GROUP, INC.

By:	/s/ Douglas H. Martin
Name:	Douglas H. Martin
Title:	Executive Vice President

THIRD AVENUE TRUST

By:
Name:
Title:

SIGNATURE PAGES TO STOCKHOLDERS AGREEMENT

                IN WITNESS WHEREOF, the. parties hereto have executed this Agreement on the day and year first above written.

ACA CAPITAL HOLDINGS, INC.

By:
Name:
Title:

BSMB/ACA LLC

By: Bear Stearns Merchant Manager II, LLC, its Manager

By: JDH Management LLC, its Manager

By:	/s/ David E. King
Name:	David E. King
Title:	Senior Managing Director

STEPHENS GROUP, INC.

By:
Name:
Title:

THIRD AVENUE TRUST

By:
Name:
Title:

CHESTNUT HILL ACA, LLC

By:	/s/ Demos Kouvaris
Name:	Demos Kouvaris
Title:	Vice President

INSURANCE PARTNERS, L.P.

By:
Name:
Title:

INSURANCE PARTNERS OFFSHORE (BERMUDA) L.P.

By:
Name:
Title:

IP/MCLP, L.L.C.

By:
Name:
Title:

LIFE INVESTORS INSURANCE COMPANY OF AMERICA

By:
Name:
Title:

CHESTNUT HILL ACA, LLC

By:
Name:
Title:

INSURANCE PARTNERS, L.P.

By:	/s/ Bradley E. Cooper
Name:	Bradley E. Cooper
Title:

INSURANCE PARTNERS OFFSHORE (BERMUDA) L.P.

By:	/s/ Bradley E. Cooper
Name:	Bradley E. Cooper
Title:

IP/MCLP, L.L.C.

By:	/s/ Bradley E. Cooper
Name:	Bradley E. Cooper
Title:

LIFE INVESTORS INSURANCE COMPANY OF AMERICA

By:
Name:
Title:

CHESTNUT HILL ACA, LLC

By:
Name:
Title:

INSURANCE PARTNERS, L.P.

By:
Name:
Title:

INSURANCE PARTNERS OFFSHORE (BERMUDA) L.P.

By:
Name:
Title:

IP/MCLP, L.L.C.

By:
Name:
Title:

LIFE INVESTORS INSURANCE COMPANY OF AMERICA

By:	/s/ Jon L. Skaggs
Name:	Jon L. Skaggs
Title:	Vice President

TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ Jon L. Skaggs
Name:	Jon L. Skaggs
Title:	Vice President

BANKAMERICA INVESTMENT CORPORATION

By:
Name:
Title:

FW ACA INVESTORS, L.P.

By:
Name:
Title:

MADELYN AMUNDSEN

DIANE AURELIO

MARYANN AURELIO

MAUREEN BROWN

TRANSAMERICA LIFE INSURANCE COMPANY

By:
Name:
Title:

BANKAMERICA INVESTMENT CORPORATION

By:	/s/ GARY M. TSUYUKI
Name:	GARY M. TSUYUKI
Title:	MANAGING DIRECTOR

FW ACA INVESTORS, L.P.

By:
Name:
Title:

MADELYN AMUNDSEN

DIANE AURELIO

MARYANN AURELIO

MAUREEN BROWN

TRANSAMERICA LIFE INSURANCE COMPANY

By:
Name:
Title:

BANKAMERICA INVESTMENT CORPORATION

By:
Name:
Title:

FW ACA INVESTORS, L.P.

By:	/s/ Kevin G. Levy
Name:	Kevin G. Levy
Title:	Vice President of Group III 31, LLC, General Partner

MADELYN AMUNDSEN

DIANE AURELIO

MARYANN AURELIO

MAUREEN BROWN

THIRD AVENUE TRUST, on behalf of The Third Avenue Value Fund Series

By:	/s/ David Barse
Name:	David Barse
Title:	President and Chief Executive Officer

THIRD AVENUE TRUST, on behalf of The Third Avenue Small-Cap Value Fund Series

By:	/s/ David Barse
Name:	David Barse
Title:	President and Chief Executive Officer

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

By:	/s/ Marc K. Furstein
Name:	Marc K. Furstein
Title:	Chief Operating Officer

TRANSAMERICA LIFE INSURANCE COMPANY

By:
Name:
Title:

BANKAMERICA INVESTMENT CORPORATION

By:
Name:
Title:

FW ACA INVESTORS, L.P.

By:
Name:
Title:

/s/ Madelyn Amundsen
MADELYN AMUNDSEN

DIANE AURELIO

MARYANN AURELIO

MAUREEN BROWN

TRANSAMERICA LIFE INSURANCE COMPANY

By:
Name:
Title:

BANKAMERICA INVESTMENT CORPORATION

By:
Name:
Title:

FW ACA INVESTORS, L.P.

By:
Name:
Title:

MADELYN AMUNDSEN

DIANE AURELIO

/s/ Maryann Aurelio
MARYANN AURELIO

MAUREEN BROWN

TRANSAMERICA LIFE INSURANCE COMPANY

By:
Name:
Title:

BANKAMERICA INVESTMENT CORPORATION

By:
Name:
Title:

FW ACA INVESTORS, L.P.

By:
Name:
Title:

MADELYN AMUNDSEN

DIANE AURELIO

MARYANN AURELIO

/s/ Maureen Brown
MAUREEN BROWN

EUGENIA BURZYNSKI

DEBRA CLAWAR

STANLEY CLAWAR

FRED CROFT

KATHLEEN CULLY

RICHARD DENT

/s/ Keith Foley
KEITH FOLEY

CHRIS FRASER

EDWARD GILPIN

MARK GOLOMBECK

EUGENIA BURZYNSKI

DEBRA CLAWAR

STANLEY CLAWAR

FRED CROFT

KATHLEEN CULLY

RICHARD DENT

KEITH FOLEY

CHRIS FRASER

/s/ Edward Gilpin
EDWARD GILPIN

MARK GOLOMBECK

/s/ Kenneth Hall
KENNETH HALL

ELIZABETH HILL

TOM HOENS

BILL HOGAN

ARTHUR ISACK

BYRON KLAPPER

MICHAEL MADISON

KATHLEEN MALONEY

WAYNE MARSDEN

ROSE ANN MONTEMURRO

KENNETH HALL

ELIZABETH HILL

TOM HOENS

BILL HOGAN

/s/ Arthur Isack
ARTHUR ISACK

BYRON KLAPPER

MICHAEL MADISON

KATHLEEN MALONEY

WAYNE MARSDEN

ROSE ANN MONTEMURRO

KENNETH HALL

ELIZABETH HILL

TOM HOENS

BILL HOGAN

ARTHUR ISACK

BYRON KLAPPER

MICHAEL MADISON

/s/ Kathleen Maloney
KATHLEEN MALONEY

WAYNE MARSDEN

ROSE ANN MONTEMURRO

MARYAM MUESSEL

/s/ Tyler Nelson
TYLER NELSON

ALAN ROSEMAN

THOMAS SACKETT

MICHAEL SATZ

STEVE SCHRAGER

ROBERT SMITH

WILLIAM TOMLJANOVIC

MARYAM MUESSEL

TYLER NELSON

/s/ Alan Roseman
ALAN ROSEMAN

THOMAS SACKETT

MICHAEL SATZ

STEVE SCHRAGER

ROBERT SMITH

WILLIAM TOMLJANOVIC

MARYAM MUESSEL

TYLER NELSON

ALAN ROSEMAN

THOMAS SACKETT

MICHAEL SATZ

/s/ Steve Schrager
STEVE SCHRAGER

ROBERT SMITH

WILLIAM TOMLJANOVIC

MARYAM MUESSEL

TYLER NELSON

ALAN ROSEMAN

THOMAS SACKETT

MICHAEL SATZ

STEVE SCHRAGER

/s/ Robert Smith
ROBERT SMITH

WILLIAM TOMLJANOVIC

MARYAM MUESSEL

TYLER NELSON

ALAN ROSEMAN

THOMAS SACKETT

MICHAEL SATZ

STEVE SCHRAGER

ROBERT SMITH

/s/ William Tomljanovic
WILLIAM TOMLJANOVIC

SCHEDULE OF STOCKHOLDERS

Stockholder Name and Address	Common	Convertible Preference	Senior Convertible Preferred	Series B Senior Convertible Preferred

BSMB/ACA LLC c/o Bear Stearns Merchant Manager II, LLC c/o Bear, Stearns & Co. Inc. 383 Madison Avenue, 40th Floor New York, NY 10179 Attention: David B. King	—	—	—	1,685,663.8305

Drawbridge Special Opportunities Fund LP c/o Fortress Investment Group LLC 1251 Avenue of the Americas 16th Floor New York, NY 10020 Attention: David Scheible	—	—	—	160,539.4124

Stephens Group, Inc. The Stephens Group, Inc. 111 Center St. Little Rock, AR 72201 Attention: Douglas Martin	237,623.8	273.39936313	25.84523836	267,565.6819

Third Avenue Trust, on behalf of The Third Avenue Value Fund Series 767 Third Avenue New York, NY 10017 Attention: David Barse	118,811.9	258.66749877	103.38095339	133,782.8436

Third Avenue Trust, on behalf of The Third Avenue Small-Cap Value Fund Series 767 Third Avenue New York, NY 10017 Attention: David Barse	—	—	—	133,782.8383

Chestnut Hill ACA, LLC GCC Investments, Inc. 60 William Street Suite 230 Wellesley, MA 02481 Attention: Demos Kouvaris / John G. Berylson	237,623.8	163.45234901	—	267,565.6983

Insurance Partners, L.P. Capital Z Partners, Ltd. 54 Thompson Street New York, NY 10012 Attention: Brad Cooper	151,961.6	—	—	—

Insurance Partners Offshore (Bermuda) L.P. Capital Z Partners, Ltd. 54 Thompson Street New York, NY 10012	83,751.6	—	—	—

Stockholder Name and Address	Common	Convertible Preference	Senior Convertible Preferred	Series B Senior Convertible Preferred
Attention: Brad Cooper IP/MCLP, L.L.C. Capital Z Partners, Ltd. 54 Thompson Street New York, NY 10012 Attention: Brad Cooper	1,910.6	—	—	—

Life Investors Insurance Company of America Aegon 400 West Market St. Louisville, KY 40202 Attention: John Skaggs with copies to: Aegon 400 W. Market Street, 10th Floor Louisville, KY 40202 Attention: Kirk Buese and Aegon 400 W. Market Street, 4th Floor Louisville, KY 40202 Attention: Paul Houk	59,405.9	43.94368178	—	20,067.42655

Transamerica Life Insurance Company Aegon 400 West Market St. Louisville, KY 40202 Attention: John Skaggs with copies to: Aegon 400 W. Market Street, 10th Floor Louisville, KY 40202 Attention: Kirk Buese and Aegon 400 W. Market Street, 4th Floor Louisville, KY 40202 Attention: Paul Houk	59,405.9	43.94368178	—	20,067.42655

FW ACA Investors, L.P. Att: Kevin G. Levy 201 Main Street, Suite 3100 Forth Worth, TX 76102	—	87.88736355	—	17,659.3354

BankAmerica Investment Corporation 600 Montgomery Street CA5-801-12-02 San Francisco, CA 94111 Attention: Gary M. Tsuyuki	—	87.88736355	—	—

Stockholder Name and Address	Common	Convertible Preference	Senior Convertible Preferred	Series B Senior Convertible Preferred
Madelyn Amundsen	79.2	—	—	—
444 East 81st Street, #25 New York, NY 10028

Diane Aurelio 374 South End Ave., #30K New York, NY 10280	396.0	—	—	—

Maryann Aurelio 345 South End Ave., #5K New York, NY 10280	396.0	—	—	—

Maureen Brown 195 West 2nd St. North Cowley, WY 82420—0216	79.2	—	—	—

Eugenia Burzynski 2709 Partridge Court Cape Girardeau, MO 63701 with a copy to:	1,980.2	—	—	—

Eugenia Burzynski c/o Edward and Frances Burzynski 4101 Nowak Road Gaylord, MI 49735

Debra Clawar Two Columbus Avenue #2B New York, NY 10023	396.0	—	—	—

Stanley Clawar 2204 N. Stone Ridge Lane Villanova, PA 19085	1,188.1	—	—	—

Fred Croft 101 Washington St. Suite 166 Grand Haven, MI 49417	792.1

Kathleen Cully 220 Madison Ave., Apt. 14B New York, NY 10016-3415	514.9	—	—	—

Richard Dent 5204 Springlake Way Baltimore, MD 21212	158.4	—	—	—

Keith Foley 345 South End Ave. #5K New York, NY 10280	990.1	—	—	—

Chris, Fraser 813 Tealwood Circle Flower Mound, TX 75028	237.6	—	—	—

Edward Gilpin 17 Forest Lane Scarsdale, NY 10583	8,788.8	—	—	—

Stockholder Name and Address	Common	Convertible Preference	Senior Convertible Preferred	Series B Senior Convertible Preferred
Mark Golombeck 408 South Parkway Clifton, NJ 07014-1241	435.6	—	—	—

Kenneth Hall 599 Branchville Road PO Box 699 Ridgefeld, CT 06877	2,376.0	—	—	—

Elizabeth Hill 27 Old Pine Drive Manhasset, NY 11030	396.0	—	—	—

Tom Hoens 434 Tremont Ave Westfield, NJ 07090-2174	1,188.1	—	—	—

Bill Hogan 37 Franklin St. Cedar Grove, NJ 07009	277.2	—	—	—

Arthur Isack 4738 Massachusetts Ave, NW Washington, DC 20016	792.1	—	—	—

Byron Klapper 37 Tara Lane Montville, NJ 07045	792.1	—	—	—

Michael Madison 81 Charter Circle Apt. #2P Ossining, NY 10562	396.0	—	—	—

Kathleen Maloney 569 Shore Acres Drive Mamaroneck, NY 10543	1,188.1	—	—	—

Wayne Marsden 9220 Fall River Lane Potomac, MD 20854	1,584.2	—	—	—

Rose Ann Montemurro 1832 West 9th St. Brooklyn, NY 11223	118.8	—	—	—

Maryam Muessel 115 East 86th St. #101 New York, NY 10028	17,577.5	—	—	—

Tyler Nelson c/o First National Bank 245 East First Street (POB 907) Powell, WY 82435	2,376.2	—	—	—

Alan Roseman 110 Riverside Drive	44,695.0	—	—	—

Stockholder Name and Address	Common	Convertible Preference	Senior Convertible Preferred	Series B Senior Convertible Preferred
Apt. 11E New York, NY 10024

Thomas Sackett 328 Summit Ave. Hartford, WI 53027-1746	396.0	—	—	—

Michael Satz 47 East 88th St., Apt.. 14B New York, NY 10128	9,608.7	—	—	—

Steve Schrager 15 Crosswicks Road Freehold, NJ 07728	792.1	—	—	—

Robert Smith 2281 Apache Pass Road Somerset, CA 95684	792.1	—	—	—

William Tomljanovic 6 Little Falls Way Scotch Plains, NJ 07076	8,788.8	—	—	—

EXHIBIT A
CONSENT OF SPOUSE

I, Stein Amundsen, spouse of Madelyn Amundsen, acknowledge that I have read the Stockholders Agreement, dated as of September 28, 2004, to which this Consent is attached as Exhibit A (the “Agreement”) and that I know the contents of the Agreement. I am aware its provisions provide that certain rights are granted to certain other holders of capital stock of the Company upon the sale or other disposition of shares of Common Stock of the Company (or any other capital stock of the Company) which my spouse owns, including any interest I might have therein.

I hereby agree that my interest, if any, in the Common Stock (or any other capital stock of the Company) subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Common Stock (or any other capital stock of the Company) shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the 28 day of September, 2004.

/s/ STEIN AMUNDSEN
(Signature)

Stein Amundsen
(Print Name)

EXHIBIT A
CONSENT OF SPOUSE

I, Keith Foley, spouse of Maryann Aurelio, acknowledge that I have read the Stockholders Agreement, dated as of September 28, 2004, to which this Consent is attached as Exhibit A (the “Agreement”) and that I know the contents of the Agreement. I am aware its provisions provide that certain rights are granted to certain other holders of capital stock of the Company upon the sale or other disposition of shares of Common Stock of the Company (or any other capital stock of the Company) which my spouse owns, including any interest I might have therein.

I hereby agree that my interest, if any, in the Common Stock (or any other capital stock of the Company) subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Common Stock (or any other capital stock of the Company) shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the 28 day of September, 2004.

/s/ KEITH FOLEY
(Signature)

Keith Foley
(Print Name)

EXHIBIT A
CONSENT OF SPOUSE

I, Gene E. Brown, spouse of Maureen Brown, acknowledge that I have read the Stockholders Agreement, dated as of September 30, 2004, to which this Consent is attached as Exhibit A (the “Agreement”) and that I know the contents of the Agreement. I am aware its provisions provide that certain rights are granted to certain other holders of capital stock of the Company upon the sale or other disposition of shares of Common Stock of the Company (or any other capital stock of the Company) which my spouse owns, including any interest I might have therein.

I hereby agree that my interest, if any, in the Common Stock (or any other capital stock of the Company) subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Common Stock (or any other capital stock of the Company) shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the 26 day of September, 2004.

/s/ GENE E. BROWN
(Signature)

Gene E. Brown
(Print Name)

EXHIBIT A
CONSENT OF SPOUSE

I, Maryann Aurelio, spouse of Keith Foley, acknowledge that I have read the Stockholders Agreement, dated as of September 22, 2004, to which this Consent is attached as Exhibit A (the “Agreement”) and that I know the contents of the Agreement. I am aware its provisions provide that certain rights are granted to certain other holders of capital stock of the Company upon the sale or other disposition of shares of Common Stock of the Company (or any other capital stock of the Company) which my spouse owns, including any interest I might have therein.

I hereby agree that my interest, if any, in the Common Stock (or any other capital stock of the Company) subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Common Stock (or any other capital stock of the Company) shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the 28 day of September, 2004.

/s/ MARYANN AURELIO
(Signature)

Maryann Aurelio
(Print Name)

EXHIBIT A
CONSENT OF SPOUSE

I, Agnes Hall, spouse of Kenneth Hall, acknowledge that I have read the Stockholders Agreement, dated as of September 30, 2004, to which this Consent is attached as Exhibit A (the “Agreement”) and that I know the contents of the Agreement. I am aware its provisions provide that certain rights are granted to certain other holders of capital stock of the Company upon the sale or other disposition of shares of Common Stock of the Company (or any other capital stock of the Company) which my spouse owns, including any interest I might have therein.

I hereby agree that my interest, if any, in the Common Stock (or any other capital stock of the Company) subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Common Stock (or any other capital stock of the Company) shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the 24 day of September, 2004.

/s/ AGNES HALL
(Signature)

Agnes Hall
(Print Name)

EXHIBIT A
CONSENT OF SPOUSE

I, Harriet Isack, spouse of Arthur Isack, acknowledge that I have read the Stockholders Agreement, dated as of                        , 2004, to which this Consent is attached as Exhibit A (the “Agreement”) and that I know the contents of the Agreement. I am aware its provisions provide that certain rights are granted to certain other holders of capital stock of the Company upon the sale or other disposition of shares of Common Stock of the Company (or any other capital stock of the Company) which my spouse owns, including any interest I might have therein.

I hereby agree that my interest, if any, in the Common Stock (or any other capital stock of the Company) subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Common Stock (or any other capital stock of the Company) shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the ____ day of _______________.

/s/ HARRIET R. ISACK
(Signature)

Harriet R. Isack
(Print Name)

EXHIBIT A
CONSENT OF SPOUSE

I, Kenneth W. Rodgers, Jr., spouse of Kathleen Maloney, acknowledge that I have read the Stockholders Agreement, dated as of September 30, 2004, to which this Consent is attached as Exhibit A (the “Agreement”) and that I know the contents of the Agreement. I am aware its provisions provide that certain rights are granted to certain other holders of capital stock of the Company upon the sale or other disposition of shares of Common Stock of the Company (or any other capital stock of the Company) which my spouse owns, including any interest I might have therein.

I hereby agree that my interest, if any, in the Common Stock (or any other capital stock of the Company) subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Common Stock (or any other capital stock of the Company) shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the 27 day of September, 2004.

/s/ KENNETH W. RODGERS, JR.
(Signature)

Kenneth W. Rodgers, Jr.
(Print Name)

EXHIBIT A
CONSENT OF SPOUSE

I, Frances Bermingham, spouse of Alan Roseman, acknowledge that I have read the Stockholders Agreement, dated as of                          , 2004, to which this Consent is attached as Exhibit A (the “Agreement”) and that I know the contents of the Agreement. I am aware its provisions provide that certain rights are granted to certain other holders of capital stock of the Company upon the sale or other disposition of shares of Common Stock of the Company (or any other capital stock of the Company) which my spouse owns, including any interest I might have therein.

I hereby agree that my interest, if any, in the common Stock (or any other capital stock of the Company) subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Common Stock (or any other capital stock of the Company) shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the 27 day of September, 2004.

/s/ FRANCES BERMINGHAM
(Signature)

Frances Bermingham
(Print Name)

EXHIBIT A
CONSENT OF SPOUSE

I, Patti Schrager, spouse of Steve Schrager, acknowledge that I have read the Stockholders Agreement, dated as of September 22, 2004, to which this Consent is attached as Exhibit A (the “Agreement”) and that I know the contents of the Agreement. I am aware its provisions provide that certain rights are granted to certain other holders of capital stock of the Company upon the sale or other disposition of shares of Common Stock of the Company (or any other capital stock of the Company) which my spouse owns, including any interest I might have therein.

I hereby agree that my interest, if any, in the Common Stock (or any other capital stock of the Company) subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Common Stock (or any other capital stock of the Company) shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the 22 day of September, 2004.

/s/ PATTI SCHRAGER
(Signature)

Patti Schrager
(Print Name)

EXHIBIT A
CONSENT OF SPOUSE

I, Pamela L. Smith, spouse of Robert M. Smith, acknowledge that I have read the Stockholders Agreement, dated as of September 27, 2004, to which this Consent is attached as Exhibit A (the “Agreement”) and that I know the contents of the Agreement. I am aware its provisions provide that certain rights are granted to certain other holders of capital stock of the Company upon the sale or other disposition of shares of Common Stock of the Company (or any other capital stock of the Company) which my spouse owns, including any interest I might have therein.

I hereby agree that my interest, if any, in the Common Stock (or any other capital stock of the Company) subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Common Stock (or any other capital stock of the Company) shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the 27 day of September, 2004.

/s/ PAMELA L. SMITH
(Signature)

Pamela L. Smith
(Print Name)

EXHIBIT A
CONSENT OF SPOUSE

I, Susan Tomljanovic, spouse of William Tomljanovic, acknowledge that I have read the Stockholders Agreement, dated as of                              , 2004, to which this Consent is attached as Exhibit A (the “Agreement”) and that I know the contents of the Agreement. I am aware its provisions provide that certain rights are granted to certain other holders of capital stock of the Company upon the sale or other disposition of shares of Common Stock of the Company (or any other capital stock of the Company) which my spouse owns, including any interest I might have therein.

I hereby agree that my interest, if any, in the Common Stock (or any other capital stock of the Company) subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Common Stock (or any other capital stock of the Company) shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the _____ day of _________________.

/s/ SUSAN TOMLJANOVIC
(Signature)

Susan Tomljanovic
(Print Name)